Exhibit 99.3

8x8, INC.
UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet gives the effect to the acquisition of Contactual, Inc. ("Contactual") by 8x8, Inc. (the "Company") effective September 15, 2011.

The unaudited pro forma combined consolidated financial statements were prepared in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805 "Business Combinations" ("ASC 805") with the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. As of the date of the unaudited pro forma combined condensed financial statements, the Company had not completed the valuation analysis to arrive at the required estimates of fair market value of Contactual assets acquired and the liabilities assumed and the related allocations to such items, including goodwill, of the merger consideration. Accordingly, the preliminary allocation of the purchase price, as described in Note 1, used in the unaudited pro forma combined condensed financial statements is based on preliminary estimates. These preliminary estimates are subject to change up to one year from the acquisition date ("measurement period") as the Company receives additional information required to finalize the valuations of the net tangible and intangible assets relating to the acquisition.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2011 gives effect to the acquisition as if it had occurred on June 30, 2011. The Company's unaudited condensed consolidated balance sheet information was derived from its Quarterly Report on Form 10-Q for the three months ended June 30, 2011. Contactual's unaudited condensed consolidated balance sheet was derived from its unaudited balance sheet as of March 31, 2011.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended March 31, 2011 and the three months ended June 30, 2011 give effect to the acquisition as if it had occurred on April 1, 2010. The Company's condensed consolidated statement of operations information for the year ended March 31, 2011 was derived from the consolidated statement of operations included in its 2011 Annual Report on Form 10-K. The Company's condensed consolidated statement of operations information for the three months ended June 30, 2011 was derived from its Quarterly Report on Form 10-Q for the three months ended June 30, 2011. Contactual's unaudited condensed consolidated statement of operations were derived from the unaudited statement of operations of Contactual for the three months ended March 31, 2011 and the audited statement of operations for the year ended December 31, 2010 included herein.

The unaudited pro forma condensed combined consolidated financial information has been prepared by the Company's management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had the Company and Contactual been a combined company during the specified periods. The pro forma adjustments are based upon assumptions that the Company's management believes are reasonable. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed combined consolidated financial statements. These statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended March 31, 2011 and Quarterly Report on Form 10-Q for the three months ended June 30, 2011 filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
(In thousands)

	Historical	Contactual			Pro Forma
	8x8	March 31,	Pro Forma		Combined
	June 30,	2011	Adjustments		June 30,
	2011	Note 2	Note 3		2011
ASSETS
Current assets
Cash and cash equivalents	$16,934	$674	$(1,161)	(a)	$16,447
Restricted cash	-	43	-		43
Short-term investments	1,942	-	-		1,942
Accounts receivable, net	1,070	520	(61)	(b)(c)	1,529
Inventory	1,566	-	-		1,566
Deferred cost of goods sold	118	-	-		118
Other current assets	536	75	-		611
Total current assets	22,166	1,312	(1,222)		22,256
Property and equipment, net	2,393	408	-		2,801
Intangible assets, net	1,234	60	11,090	(d)	12,384
Goodwill	2,466	174	17,957	(e)	20,597
Other assets	1,010	126	-		1,136
Total assets	$29,269	$2,080	$27,825		$59,174

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,448	$407	$(31)	(b)	$3,824
Accrued compensation	1,929	292	-		2,221
Accrued warranty	378	-	-		378
Accrued taxes	1,951	-	-		1,951
Deferred revenue	691	378	(178)	(f)	891
Other accrued liabilities	2,227	415	1,152	(g)(h)(i)	3,794
Total current liabilities	10,624	1,492	943		13,059

Other liabilities	428	247	199	(g)(j)	874
Total liabilities	11,052	1,739	1,142		13,933

Stockholders' equity:
Series A preferred stock	-	3	(3)	(k)	-
Series A-1 preferred stock	-	2	(2)	(k)	-
Common stock	62	2	(2)	(k)	62
Additional paid-in capital	208,612	12,412	15,963	(k)	236,987
Accumulated other comprehensive loss	(58)	-	-		(58)
Accumulated deficit	(190,399)	(12,078)	10,727	(c)(g)(h)(i)(j)(k)	(191,750)
Total stockholders' equity	18,217	341	26,683		45,241
Total Liabilities and Stockholders' Equity	$29,269	$2,080	$27,825		$59,174

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended March 31, 2011
	Historical				ProForma
	8x8	Contactual	ProForma		Combined
	March 31,	December 31,	Adjustments		March 31,
	2011	2010	Note 3		2011

Service revenue	$64,998	$8,260	$(833)	(l)	$72,425
Product revenue	5,165	-	-		5,165
Total revenue	70,163	8,260	(833)		77,590

Operating expenses:
Cost of service revenue	14,508	2,245	(334)	(l)(m)	16,419
Cost of product revenue	8,115	-	-		8,115
Research and development	4,819	1,309	-		6,128
Selling, general and administrative	36,477	5,899	118	(l)(n)	42,494
Total operating expenses	63,919	9,453	(216)		73,156
Income (loss) from operations	6,244	(1,193)	(617)		4,434
Other income (expense), net	138	(17)	-		121
Income on change in fair value of warrant liability	167	-	-		167
Income (loss) before provision for income taxes	6,549	(1,210)	(617)		4,722
Provision for income taxes	55	-	-		55
Net income (loss)	$6,494	$(1,210)	$(617)		$4,667

Net income (loss) per share:
Basic	$0.10				$0.07
Diluted	$0.10				$0.06
Weighted average number of shares:
Basic	63,087		6,485	(o)	69,572
Diluted	65,873		6,485	(o)	72,358

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30, 2011
	Historical				ProForma
	8x8	Contactual	ProForma		Combined
	June 30,	March 31,	Adjustments		June 30,
	2011	2011	Note 3		2011

Service revenue	$17,021	$2,287	$(241)	(l)	$19,067
Product revenue	1,486	-	-		1,486
Total revenue	18,507	2,287	(241)		20,553

Operating expenses:
Cost of service revenue	3,815	678	(113)	(l)(p)	4,380
Cost of product revenue	2,270	-	-		2,270
Research and development	1,407	397	-		1,804
Selling, general and administrative	9,409	1,516	71	(l)(q)(r)(s)	10,996
Total operating expenses	16,901	2,591	(42)		19,450
Income (loss) from operations	1,606	(304)	(199)		1,103
Other income (expense), net	20	(8)	(40)	(t)	(28)
Income (loss) before benefit for income taxes	1,626	(312)	(239)		1,075
Benefit for income taxes	(321)	-	-		(321)
Net income (loss )	$1,947	$(312)	$(239)		$1,396

Net income (loss) per share:
Basic	$0.03				$0.02
Diluted	$0.03				$0.02
Weighted average number of shares:
Basic	62,264		6,485		68,749
Diluted	65,808		6,485		72,293

8X8, INC.
NOTES TO UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

Note 1. Description of Acquisition

The Merger

On September 15, 2011, the Company acquired Contactual, Inc. ("Contactual"), a provider of cloud-based call center and customer interaction management solutions, through the merger of a wholly-owned subsidiary of the Company with and into Contactual pursuant to the terms of a merger agreement entered into on September 11, 2011 between the Company and Contactual.

Merger Consideration

Under the terms of the merger agreement, the Company issued 6,484,900 shares of unregistered common stock at the closing. A portion of these shares of common stock were issued to five former executives of Contactual pursuant to the terms of the Management Carve-Out Bonus Plan (the "Carve-Out Plan") previously adopted by Contactual's board of directors. The share amount issued to the Contactual executives pursuant to the terms of the Carve-Out Plan was reduced at closing by 215,100 shares of common stock in exchange for the Company's agreement to pay statutory tax withholding on behalf of the former executives. The remaining shares were payable to Contactual's stockholders as consideration for the exchange of their shares of Contactual stock in the merger. Of these remaining shares, 85% were delivered at the time of closing of the Merger and the remaining 15% were placed in escrow as a source of indemnity for future claims by the Company and its affiliates. An equivalent percentage of shares issuable to members of Contactual management under the Carve-Out Plan, i.e. 15%, was also deposited into escrow at the closing of the merger. The Company will have recourse against the shares held in escrow for indemnifiable claims for a period of 36 months following the closing, although up to one-third of the escrow shares may be released after 18 months.

Preliminary Estimated Purchase Price Allocation

The preliminary estimated fair value of the consideration transferred on September 15, 2011 consisted of the following (in thousands):

Cash	$892
Fair value of shares of stock issued	28,375
Total purchase price	$29,267

The preliminary estimated fair values of the assets acquired and liabilities assumed as of September 15, 2011 are as follows (in thousands):

Estimated
Fair Value
Assets acquired:
Cash	$894
Restricted cash	28
Accounts receivable, net	572
Prepaids and other assets	265
Property and equipment, net	347
Intangible assets	11,150
Total assets acquired	13,256
Liabilities assumed
Accounts payable	(2,059)
Accrued compensation	(1,255)
Deferred revenue	(253)
Other accrued liabilities	(166)
Total current liabilities	(3,733)
Deferred income tax liability, non-current	(301)
Accrued liabilities, non-current	(131)
Total liabilities assumed	(4,165)
Net identifiable assets acquired	9,091
Goodwill	20,176
Total purchase price	$29,267

The above estimated fair values of consideration transferred and assets acquired and liabilities assumed are provisional and are based on the information that was available as of the acquisition date. Measurement period adjustments reflect new information obtained about facts and circumstances that existed as of the acquisition date. The Company believes that information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed but the Company is waiting for additional information necessary to finalize those fair values. Thus, the provisional measurements of fair value set forth above are subject to change. Such changes could be significant. The Company expects to finalize the valuation as soon as practicable but no later than one-year from the acquisition date.

The fair value assigned to identifiable intangible assets acquired was based on estimates and assumptions made by management. Identifiable intangible assets included:

  Developed technology;
  Customer relationships; and
  Trademarks and trade names.

The developed technology and customer relationships assets are being amortized on a straight-line basis over their estimated lives of ten and six years, respectively.

Goodwill represents the excess of the consideration transferred over the aggregate fair values of the assets acquired and liabilities assumed. In addition, included in the goodwill amount, is the value of the acquired workforce.

Note 2. Reclassifications and adjustments

Certain reclassifications have been made to conform Contactual's historical financial statements to 8x8's presentation. These reclassifications consisted of the following:

  Customer deposits of $154,000 as of March 31, 2011 were reclassified from deferred revenue to accounts payable.
  Payroll and related accruals of $5,000 as of March 31, 2011 were reclassified from other accrued liabilities to accrued compensation.

Note 3. Pro forma adjustments

The following pro forma adjustments are included in the unaudited pro forma combined consolidated financial statements:

(a) To record the following adjustments to cash and cash equivalents (in thousands):

Cash portion of acquisition purchase price	$892
Cash paid to repay Contactual capital lease obligation	269

$1,161

(b) To record elimination of $31,000 intercompany receivable and payable.

(c) To record $30,000 bad debt fair-value adjustment.

(d) To record the following adjustment to intangible assets (in thousands):

Estimated value of intangible assets acquired from acquisition	$11,150
Less: Contactual's historical intangible assets	(60)

$11,090

(e) To record the following adjustment to goodwill (in thousands):

Estimated value of goodwill acquired from acquisition	$18,131
Less: Contactual's historical goodwill	(174)

$17,957

(f) To reduce deferred revenue to its estimated fair value in accordance with ASC 805. The estimated fair value is based on the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin.

(g) To eliminate one of Contactual's capital lease obligations paid off at closing and related interest (in thousands):

Estimated value of short-term capital lease	$128
Estimated value of long-term capital lease	101
Estimated value of interest expense	40
$269

(h) To record the $703,000 fees owed to broker for investment banking services and out of pocket expenses and $19,000 related to audit of Contactual's 2010 financial statements. While presented in the Unaudited Pro Forma Combined Condensed Balance Sheet, the expected future costs have been excluded from the Unaudited Pro Forma Combined Condensed Statements of Operations.

(i) To record the $150,000 and $408,000 of acquisition related expenses incurred by Contactual and the Company, respectively. While presented in the Unaudited Pro Forma Combined Condensed Balance Sheet, the expected future costs have been excluded from the Unaudited Pro Forma Combined Condensed Statements of Operations.

(j) To record the $300,000 long-term deferred tax liability resulting from the preliminary estimated fair value of the consideration transferred.

(k) To record the following adjustments to stockholder's equity (in thousands):

Fair value of 8x8 common stock issued in connection
with the acquisition	$28,375
Elimination of Contactual historical shareholder's equity
Series A preferred stock	(3)
Series A-1 preferred stock	(2)
Common stock	(2)
Additional paid in capital	(12,412)
Accumulated deficit	12,077
$28,033

(l) To record elimination of intercompany revenue and cost of service.

(m) To record the amortization expense of $372,000 related to identifiable intangible asset (technology) acquired.

(n) To record the amortization expense of $245,000 related to identifiable intangible asset (customer relationship) acquired.

(o) To record the issuance of shares of the Company's common stock in connection with the acquisition.

(p) To record the amortization expense of $93,000 related to identifiable intangible asset (technology) acquired.

(q) To record the amortization expense of $61,000 related to identifiable intangible asset (customer relationship) acquired.

(r) To record $30,000 bad debt fair-value adjustment.

(s) To record stock compensation charge of $15,000.

(t) To record $40,000 of interest expense related to buyout of Contactual capital lease obligation.